Yelp Announces Fourth Quarter and Full Year 2012 Financial Results

Net Revenue Increases 65% Over 2011

SAN FRANCISCO, Feb. 6, 2013 /PRNewswire/ -- Yelp Inc. (NYSE: YELP), the company that connects consumers with great local businesses, today announced financial results for the fourth quarter and full year ended December 31, 2012.

(Logo: http://photos.prnewswire.com/prnh/20050511/SFW134LOGO)

  Net revenue was $41.2 million in the fourth quarter of 2012, reflecting 65% growth in net revenue from the fourth quarter of 2011
  Cumulative reviews grew 45% year over year to more than 36 million at the end of 2012
  Average monthly unique visitors grew 31% year over year to approximately 86 million*
  Active local business accounts grew 68% year over year to approximately 39,800

Net loss in the fourth quarter of 2012 was $5.3 million, or $0.08 per share, compared to a net loss of $9.1 million, or $0.56 per share, in the fourth quarter of 2011. Adjusted EBITDA for the fourth quarter of 2012 was approximately $1.8 million, compared to an Adjusted EBITDA loss of $15,000 for the fourth quarter of 2011.

Net revenue for the full year ended December 31, 2012 was $137.6 million, an increase of 65% compared to $83.3 million in the same period last year. Net loss for the full year ended December 31, 2012 was $19.1 million, or $0.35 per share, compared to a net loss of $16.9 million, or $1.10 per share, for the comparable period in 2011. Adjusted EBITDA for the full year 2012 was approximately $4.6 million compared to an Adjusted EBITDA loss of $1.1 million for the prior year.

"2012 was a tremendous year for Yelp," said Jeremy Stoppelman, Yelp's chief executive officer. "We completed a successful IPO, launched new products to improve the Yelp experience for consumers and business owners, expanded into new markets while increasing our presence in existing ones, and completed our first acquisition. We believe 2013 will be a tipping point for our brand in Europe as Yelp continues to become a trusted local resource. Our mobile strategy will remain a top priority as engagement increases, and we will continue to focus on the business owner, creating more ways to measure the value of Yelp leads."

"Yelp continued to deliver growth and scale in 2012 with both revenue and Adjusted EBITDA ahead of our expectations," added Rob Krolik, Yelp's chief financial officer. "These results, along with our strong operating metrics, demonstrate that our playbook continues to deliver growth across Yelp markets."

2012 Business Highlights

  New market expansion: Yelp continued to launch new markets globally, accelerated its presence in Germany and U.K with the acquisition of Qype and opened its first international sales office in London. In the fourth quarter Yelp launched Poland and Turkey, bringing the total number of worldwide Yelp countries to 20.
  Yelp mobile:  Yelp focused on enhancing the mobile experience, including the launch of local ads on apps. In the fourth quarter, 25% of local ads were shown on mobile devices and the mobile app was used on approximately 9.2 million unique mobile devices on a monthly average basis.
  Increased brand distribution: Yelp branded content was integrated into the new Apple "Maps" application on iOS 6. Yelp also partnered with Bing to power their local business pages, and was incorporated into Mercedes and Lexus in-vehicle infotainment systems.
  New products: Yelp introduced new features and enhancements throughout the year including dashboard metrics for business owners and a redesigned homepage placing a greater emphasis on the social graph and mobile activity. Yelp also introduced new products such as gift certificates and Yelp Menus.

Business Outlook

As of today, Yelp is providing guidance for the first quarter and full year of 2013.

  For the first quarter of 2013, net revenue is expected to be in the range of $44.0 million – $44.5 million representing growth of approximately 62% compared to the first quarter of 2012. Adjusted EBITDA is expected to be in the range of $1.25 million -$1.50 million.
  For the full year of 2013, net revenue is expected to be in the range of $210 million - $212 million, representing growth of approximately 53% compared to the full year of 2012. Adjusted EBITDA is expected to be in the range of $20 million to $22 million.

Quarterly Conference Call

To access the call, please dial (866) 770-7120, or outside the U.S. (617) 213-8065, with Passcode 89233749, at least five minutes prior to the 1:30 p.m. PT start time. A live webcast of the call will also be available at http://www.yelp-ir.com under the Events & Presentations menu. An audio replay will be available between 3:30 p.m. PT February 6, 2013 and 11:59 p.m. PT February 20, 2013 by calling (888) 286-8010 or (617) 801-6888, with Passcode 31161883. The replay will also be available on the Company's website at http://www.yelp-ir.com.

About Yelp

Yelp Inc. (http://www.yelp.com) connects people with great local businesses. Yelp was founded in San Francisco in July 2004. Since then, Yelp communities have taken root in major metros across the US, Canada, UK, Ireland, France, Germany, Austria, The Netherlands, Spain, Italy, Switzerland, Belgium, Australia, Sweden, Denmark, Norway, Finland, Singapore, Poland and Turkey. Yelp had a monthly average of approximately 86 million unique visitors in the fourth quarter 2012*. By the end of the same quarter, Yelpers had written more than 36 million rich, local reviews, making Yelp the leading local guide for real word-of-mouth on everything from boutiques and mechanics to restaurants and dentists. Yelp's mobile applications were used on approximately 9.2 million unique mobile devices on a monthly average basis during the fourth quarter 2012.

* Source: Google Analytics

Non-GAAP Financial Measures

This press release includes information relating to Adjusted EBITDA, which the Securities and Exchange Commission has defined as a "non-GAAP financial measure." Adjusted EBITDA has been included in this press release because it is a key measure used by the Company's management and board of directors to understand and evaluate core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs;
  adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
  adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
  adjusted EBITDA does not consider any dilutive impact of our contribution to The Yelp Foundation;
  adjusted EBITDA does not take into account any restructuring and integration costs associated with our acquisition of Qype;  and other companies, including those in the Company's industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and the Company's other GAAP results. Additionally, the Company has not reconciled adjusted EBITDA guidance to net income (loss) guidance because it does not provide guidance for other income (expense) and provision for income taxes, which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of the Company's control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, reconciliation to net income (loss) outlook for the first quarter of and full year 2013 is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see "Reconciliation of Net Loss to Adjusted EBITDA" included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of Yelp and its consolidated subsidiaries that are based on the Company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding expected financial results for the first quarter and full year 2013, the future growth in Company revenue and continued investing by the Company in its future growth and the Company's ability to build Yelp communities internationally and expand its markets and presence in existing markets. The Company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the Company's short operating history in an evolving industry; the Company's ability to generate sufficient revenue to achieve or maintain profitability, particularly in light of its significant ongoing sales and marketing expenses; the Company's ability to successfully manage acquisitions of new businesses, solutions or technologies, including Qype; the Company's reliance on traffic to its website from search engines like Google, Bing and Yahoo!; the Company's ability to generate and maintain sufficient high quality content from its users; maintaining a strong brand and managing negative publicity that may arise; maintaining and expanding the Company's base of advertisers; changes in political, business and economic conditions, including any European or general economic downturn or crisis and any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the Company's ability to deal with the increasingly competitive local search environment; the Company's need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; the competitive and regulatory environment while the Company continues to expand geographically and introduce new products and as new laws and regulations related to Internet companies come into effect; and the Company's ability to timely upgrade and develop its systems, infrastructure and customer service capabilities. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the Company's operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Quarterly Report on Form 10-Q at http://www.yelp-ir.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the Company on the date hereof. Yelp assumes no obligation to update such statements. The results we report in our Annual Report on Form 10-K for the twelve months ended December 31, 2012 could differ from the preliminary results we have announced in this press release.

Media Contact Information
Yelp Press Office
Stephanie Ichinose
(415) 908-3679
stephanie@yelp.com

Investor Relations Contact Information
The Blueshirt Group
Stacie Bosinoff, Nicole Gunderson
(415) 217-7722
yelp@blueshirtgroup.com

Yelp Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$ 95,124	$ 21,736
Accounts receivable, net	11,474	8,257
Prepaid expenses and other current assets	4,912	1,733
Total current assets	111,510	31,726

Property, equipment and software, net	14,799	9,881
Goodwill	48,735	-
Intangibles, net	5,942	-
Restricted cash	6,400	365
Other assets	310	1,849
Total assets	$ 187,696	$ 43,821

Liabilities, redeemable convertible preferred stock, and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$ 2,284	$ 2,973
Accrued liabilities	16,367	7,685
Deferred revenue	2,856	2,072
Total current liabilities	21,507	12,730
Long-term liabilities	527	3
Total liabilities	22,034	12,733

Commitments and contingencies

Redeemable preferred stock	-	55,435

Stockholders' equity (deficit)
Common stock	-	-
Additional paid-in capital	225,245	16,625
Accumulated other comprehensive income	805	271
Accumulated deficit	(60,388)	(41,243)
Total stockholders' equity (deficit)	165,662	(24,347)
Total liabilities, redeemable convertible preferred stock, and stockholders' equity (deficit)	$ 187,696	$ 43,821

Yelp Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net revenue	$ 41,157	$ 24,905	$ 137,567	$ 83,285

Cost and expenses
Cost of revenue (1)	3,003	1,833	9,928	5,931
Sales and marketing (1)	25,511	16,024	85,915	54,539
Product development (1)	6,244	3,162	20,473	11,586
General and administrative (1)	7,852	5,267	31,531	17,234
Depreciation and amortization	2,421	1,448	7,223	4,238
Restructuring and integration costs	1,262	-	1,262	-
Contribution to The Yelp Foundation	-	5,928	-	5,928

Total cost and expenses	46,293	33,662	156,332	99,456
Loss from operations	(5,136)	(8,757)	(18,765)	(16,171)
Other expense, net	(203)	(252)	(226)	(395)
Loss before provision for income taxes	(5,339)	(9,009)	(18,991)	(16,566)
(Provision)/Benefit for income taxes	20	(37)	(122)	(102)
Net loss	(5,319)	(9,046)	(19,113)	(16,668)
Accretion of redeemable convertible preferred stock	-	(48)	(31)	(189)
Net loss attributable to common stockholders	$ (5,319)	$ (9,094)	$ (19,144)	$ (16,857)

Net loss per share attributable to common stockholders:
Basic	$ (0.08)	$ (0.56)	$ (0.35)	$ (1.10)
Diluted	$ (0.08)	$ (0.56)	$ (0.35)	$ (1.10)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	63,015	16,097	54,151	15,291
Diluted	63,015	16,097	54,151	15,291

(1) Includes stock-based compensation expense as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Cost of revenue	$ 38	$ 17	$ 122	$ 50
Sales and marketing	1,746	496	4,917	1,607
Research and development	696	164	1,705	721
General and administrative	778	689	8,134	2,499
Total stock-based compensation	$ 3,258	$ 1,366	$ 14,878	$ 4,877

Yelp Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Twelve Months Ended
	December 31,
	2012	2011
Operating activities
Net loss	$ (19,113)	$ (16,668)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:

Depreciation and amortization	7,223	4,238
Provision for doubtful accounts	599	35
Stock-based compensation	14,878	4,877
Contribution to The Yelp Foundation	-	5,928
Loss on disposal of assets and web-site development costs	64	13
Changes in operating assets and liabilities:
Accounts receivable	(2,017)	(1,682)
Prepaid expenses and other assets	(2,384)	(1,099)
Accounts payable and accrued expenses	70	3,975
Deferred revenue	(443)	633
Net cash (used in) provided by operating activities	(1,123)	250

Investing activities
Acquisition of Qype GmbH, net of cash received	(24,125)	-
Purchases of property, equipment and software	(7,524)	(4,798)
Capitalized website and software development costs	(2,930)	(2,506)
Change in restricted cash	(6,013)	(149)
Cash used in investing activities	(40,592)	(7,453)

Financing activities
Proceeds from initial public offering, net of underwriter fees	114,006	-
Payments for deferred offering costs	(1,749)	(456)
Proceeds from issuance of common stock	3,675	2,038
Repayment of acquired debt	(1,308)	-

Net cash provided by financing activities	114,624	1,582

Effect of exchange rate changes on cash	479	283

Net increase in cash and cash equivalents	73,388	(5,338)
Cash and cash equivalents at beginning of period	21,736	27,074
Cash and cash equivalents at end of period	$95,124	$21,736

Yelp Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net loss	$ (5,319)	$ (9,046)	$ (19,113)	$ (16,668)
Provision for income taxes	(20)	37	122	102
Other income (expense), net	203	252	226	395
Depreciation and amortization	2,421	1,448	7,223	4,238
Stock-based compensation	3,258	1,366	14,878	4,877
Restructuring and integration costs	1,262	-	1,262	-
Contribution to Yelp Foundation	-	5,928	-	5,928
Adjusted EBITDA	$ 1,805	$ (15)	$ 4,598	$ (1,128)